ARTHUR ANDERSEN LLP
                               Suite 1260
                          36 South State Street
                      Salt Lake City, UT  84111-1472
                            Phone: 801-533-0820
                            Fax:   801-534-0550



October 15, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated October 15, 1998 of Volu-Sol, Inc. and subsidiary to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
---------------------------